Form N-SAR
The DFA Investment Trust Company Inc.

I)	Please refer to:

1)	The annual update to The Investment Company Act of
1940 Registration Statement on Form N-1A of The DFA
Investment Trust Company filed on Post-Effective Amendment No. 31 with the Securities and Exchange Commission on March 29, 2004.